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                                                                     EXHIBIT 4.1

                            SIGNATURE EYEWEAR, INC.

     NUMBER                                       SHARES

INCORPORATED UNDER THE LAWS                  SEE REVERSE FOR CERTAIN DEFINITIONS
OF THE STATE OF CALIFORNIA                   CUSIP 826918 10 4

This certifies that


is the record holder of

     FULLY PAID AND NONASSECCABLE SHARES OF COMMON STOCK, $.001 PAR VALUE, OF

===============================SIGNATURE EYEWEAR, INC.==========================

transferable on the books of the Corporation by the holder hereof in person of by duly authorized ttorney upon surrender of this certificate property endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

          Dated:

          /s/ Julie Heldman            /s/ Bernard Weiss
          CO-CHAIRMAN OF THE BOARD     CO-CHAIRMAN OF THE BOARD
          AND PRESIDENT                AND CHIEF EXECUTIVE OFFICER


                       [SEAL OF SIGNATURE EYEWEAR, INC.]

                                       COUNTERSIGNED AND REGISTERED:
                                       AMERICAN STOCK TRANSFER AND TRUST COMPANY
                                       TRANSFER AGENT AND REGISTRAR

                                       BY

                                             AUTHORIZED SIGNATURE